Wiener, Goodman
                                                                 & Company, P.C.
                                                    Certified Public Accountants
                                                                   & Consultants
                                                         Two Industrial Way West
                                                            Eatontown, NJ  07724
                                                                  (732) 544-8111
                                                              (732) 544-8788 fax
                                                  E-mail:  wgpc@bellatlantic.net

June 8, 2000


Securities and Exchange Commission
Washington, DC  20549

RE:  Lighttouch Vein & Laser Inc.

Dear Sirs:

     We are the former auditors for Lighttouch Vein &Laser Inc. We audited the financial statements for the fiscal years ending December 31, 1998 and 1997. Our report was dated August 27, 1999.

     We have read the statements in Item 3 "Changes In and Disagreements with Accountants" in the Form 10-SB/A as filed by the Registrant. We agree with the statement as filed.

Very truly yours,



/s/WEINER GOODMAN & COMPANY P.C.

Weiner, Goodman & Company, P.C.
Eatontown, New Jersey